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                                                                   EXHIBIT 10-37

                TERMINATION OF EMPLOYMENT AGREEMENT AND RELEASE

      THIS TERMINATION OF EMPLOYMENT AGREEMENT AND RELEASE ("Termination Agreement") is entered into this 13 day of December, 2000, by and between CKE RESTAURANTS, INC. (the "Company"), on the one hand, and RORY J. MURPHY ("Employee"), on the other hand.

      WHEREAS the Company and Employee are parties to an Employment Agreement, effective as of April 9, 1999, as modified by an Amendment to Employment Agreement dated as of October 18, 2000 (these two documents are referred to collectively herein as the "Employment Agreement"); and

     WHEREAS the Company, through its wholly owned subsidiary Carl Karcher Enterprises, Inc. ("CKE"), and Employee or his affiliated entity are parties to an Asset Purchase Agreement, dated October 18, 2000 (the "Asset Purchase Agreement"), pursuant to which Employee or his affiliated entity has the right to purchase substantially all of the assets used in the operation of six (6) Carl's Jr. and/or Carl's Jr./Green Burrito dual concept restaurants (collectively, the "Restaurants"); and

      WHEREAS CKE and Employee or his affiliated entity are parties to a Management Agreement, dated October __, 2000 (the "Management Agreement"), pursuant to which Employee or his affiliated entity has had the right to manage the Restaurants before the closing of the purchase and sale of the Restaurants under the Asset Purchase Agreement; and

      WHEREAS this Termination Agreement is being entered into by Employee as a condition to the consummation by CKE of the sale of the Restaurants to Employee or his affiliated entity under the Asset Purchase Agreement;

      NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Termination of Employment. The Employment Agreement shall terminate upon the closing of the purchase and sale of the Restaurants under the Asset Purchase Agreement, when CKE's ownership interest in the Restaurants is transferred to Employee or his affiliated entity. Notwithstanding the foregoing, the obligations and agreements contained in paragraphs 10-11 and 13-21 of the Employment Agreement shall continue in full force and effect, except that the parties acknowledge and agree that Employee's ownership and operation of the Restaurants, or any others franchised by Company to Employee or his affiliated entity, shall not in and of itself constitute a violation of Paragraph 13. In order to satisfy various applicable legal requirements, as set forth below, this Termination Agreement may be executed by the parties hereto not less than twenty-one (21) days after presentation of it to Employee.

      2. Release by Employee. Employee does hereby agree that, except as provided in Paragraph 3 below, Employee and any person acting by, through or under Employee, releases the Company, its subsidiaries, affiliates, parents, officers, employees, directors, agents, representatives, and attorneys from any and all claims Employee has against it, including, but not


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limited to any claims arising from Employee's employment with the Company, or the termination of that employment, or the effects of this Termination Agreement. The released claims include, but are not limited to, claims arising under: (1) Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination); (2) 42 U.S.C. Section 1981 (discrimination); (3) The Age Discrimination in Employment Act, 29 U.S.C.
Section 621 et seq.; (4) The Equal Pay Act, 29 U.S.C. Section 206(d)(i); (5) The Americans with disabilities Act, 42 U.S.C. Section 12101 et seq.; (6) The Employee Retirement Income Security Act (ERISA), 29 U.S.C. Section 1001 et seq.;
(7) The Worker Adjustment and Retraining Notification Act, 23. U.S.C. Section 2101 et seq.; (8) The Family and Medical Leave Act, 28 U.S.C. Section 2601 et seq.; (9) The Fair Labor Standards Act, 29 U.S.C. Section 201 et seq., or any other federal or state statute, regulation or the common law. Employee agrees that neither Employee nor any person acting by, through or under Employee will institute any actions, causes of action, suits, debts, liens, claims, or demands, whether presently known or unknown, in any state or federal court, or with any state, federal or local government agency pertaining to any claim which is the subject of the foregoing release.

     3. Exceptions to Release by Employee. The following matters shall be excluded from the release contained in Paragraph 2 above;

          (a) Any and all claims arising from or related to CKE's obligations under the Asset Purchase Agreement, the Management Agreement and/or any documents signed or to be signed pursuant thereto.

          (b) Any and all rights now possessed by Employee, under the bylaws of the Company and/or any of its affiliated companies, at law, by agreement, or otherwise, for indemnity or reimbursement of, or with respect to, any claims that might be brought against Employee in connection with Employee's position or acts or omissions as an officer, employee or agent of Company or any of its affiliated companies; this continuation of rights shall apply to any and all claims relating to the period prior to the effective date of this Termination Agreement, whether such claims are brought before or after the effective date of this Termination Agreement.

          (c) Any and all vested claims and rights under all stock options currently held by Employee; provided, however, that the right to exercise the same shall expire 90 (ninety) days following the effective date of this Termination Agreement.

          (d) Any and all vested claims and rights pertaining to Employee's account under any profit sharing plans.

     4. Release by the Company. The Company does hereby agree that, except as provided in Paragraph 5 below, the Company and its subsidiaries, affiliates, parents, officers, employees, directors, and agents and any person acting by, through or under any of them (collectively, the "CKE Parties"), releases Employee from any and all claims which any of the CKE Parties has against Employee, including, but not limited to any claims arising from Employee's employment with the Company, or the termination of that employment, or the effects of this Termination Agreement. The Company agrees that neither the Company nor any other CKE Party will institute any actions, causes of action, suits, debts, liens, claims, or demands, whether presently known or unknown, in any state or federal court, or with any state,


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federal or local government agency pertaining to any claim which is the subject of the foregoing release.

      5. Exceptions to Release by the Company. The following matters shall be excluded from the release contained in Paragraph 4 above:

            (a) Any and all claims arising from or related to Employee's obligations under the Asset Purchase Agreement, the Management Agreement and/or any documents signed or to be signed pursuant thereto.

      6. Risk of Changed Facts. The parties acknowledge that the actual facts with respect to the matters released above may turn out to be different from the facts now known or believed by them to be true. The parties hereby accept and assume the risk of the facts turning out to be different and agree that the releases contained in this Agreement nevertheless shall be in all respects effective and not subject to termination or rescission by virtue of any such difference in facts.

      7. Acknowledgment and Waiver of Section 1542 of the California Civil Code. Employee and the Company are familiar with and knowingly waive and relinquish all rights and benefits afforded by Section 1542 of the California Civil Code, and do so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      8. No Prior Assignment. Employee represents and warrants that he has not assigned to any person or entity any claim released in Paragraph 2 above. The Company represents and warrants that neither it nor any other CKE Party has assigned to any person or entity any claim released in Paragraph 4 above.

      9. Complete Defense. Employee (i) acknowledges that this Termination Agreement shall be a complete defense to any claim released under Paragraph 2; and (ii) consents to the entry of a temporary or permanent injunction to prevent or end the assertion of any such claim. The Company (i) acknowledges that this Termination Agreement shall be a complete defense to any claim released under Paragraph 4; and (ii) consents to the entry of a temporary or permanent injunction to prevent or end the assertion of any such claim.

      10. Covenant Not to Sue. As to any and all matters released in Paragraph 2 above, Employee, and his agents, representatives, predecessors, successors, assigns, attorneys, heirs and personal representatives, covenant not to initiate, prosecute or (except as required by law) participate in any civil, criminal, administrative or other proceeding in any court, agency or other forum, either affirmatively or by way of cross-claim, defense or counterclaim, nor to attempt to initiate any investigation by any government agency, against any of the individuals and entities released hereunder. As to any and all matters released in Paragraph 4 above, the Company agrees that neither it nor any other CKE Party will initiate, prosecute or (except as required by law) participate in any civil, criminal, administrative or other proceeding in any court, agency or
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other forum, either affirmatively or by way of cross-claim, defense or counterclaim, nor to attempt to initiate any investigation by any government agency, against Employee.

     11. Consultation with Counsel and Right to Revoke. Employee hereby acknowledges that he understands that he has up to twenty-one (21) days to review this Termination Agreement and that he is aware of his right to consult with an attorney of his choosing before signing this Termination Agreement. Should Employee choose to sign this Termination Agreement within the 21-day period, he acknowledges that he has carefully read this Termination Agreement, that he knows and understands the contents of this Termination Agreement, that he has had ample opportunity to review the terms of this Termination Agreement, that he is under no pressure to execute this Termination Agreement, and that he executes this Termination Agreement of his own free will.

     12. Applicable Law. This Termination Agreement shall be governed, interpreted, and construed under the laws of California, without regard to California conflict of laws principles.

     13. Counterparts. This Termination Agreement may be executed in counterpart copies, each of which shall serve as an original, but all copies of which together constitute a single agreement.

     IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first above written.


     RORY J. MURPHY
     /s/ RORY J. MURPHY
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     Individually


     CKE RESTAURANTS, INC.
     By: /s/ M. WILSON
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     Its: Sr. Vice President
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